Exhibit 99.1

SERES THERAPEUTICS ANNOUNCES TWO TRANSACTIONS TO STRENGTHEN

BALANCE SHEET, REDUCE OPERATING COSTS AND EXTEND PROJECTED

OPERATING CASH RUNWAY WELL INTO THE FIRST QUARTER OF 2027

Agreement with Nestlé Health Science provides $25 million payable to Seres in 2026 as a buy-out of potential future VOWST™ net sales-based milestones

Restructured lease materially reduces ongoing annual facility cash costs and long-term lease liability

Clinical data from investigator-sponsored SER-155 study in immune checkpoint inhibitor-related enterocolitis expected later this month

CAMBRIDGE, Mass.- June 5, 2026 — Seres Therapeutics, Inc. (Nasdaq: MCRB), (“Seres” or the “Company”), a leading live biotherapeutics company, today announced two transactions to strengthen its balance sheet and extend its expected operating cash runway well into the first quarter of 2027. Seres entered into an amendment to the prior asset purchase agreement whereby Nestlé Health Science will now pay Seres $25 million (in two equal installments in July and October 2026) to buy out potential future VOWST™ net sales-based milestones, and a restructured lease agreement for one of Seres’ locations which materially reduces the Company’s leased space and ongoing annual facility cash costs and long-term lease obligations.

Seres previously developed VOWST, the first orally administered microbiome-based therapeutic approved by the U.S. Food and Drug Administration for the prevention of recurrence of Clostridioides difficile infection in adults following antibacterial treatment for recurrent CDI. Seres sold the VOWST business to Nestlé Health Science in 2024.

“We have taken meaningful actions to strengthen our balance sheet and extend our cash runway well into the first quarter of 2027,” said Richard Kender, Executive Chair and Interim Chief Executive Officer of Seres. “The Company intends to continue to exercise rigorous financial discipline while advancing its live biotherapeutic programs in inflammatory and immune diseases and pursuing partnerships and other sources of capital to support continued pipeline development, including Phase 2-ready SER-155 in allo-HSCT. We look forward to the clinical readout expected later this month from the investigator-sponsored study of SER-155 in immune checkpoint inhibitor-related enterocolitis being conducted at Memorial Sloan Kettering Cancer Center, a long-term collaborator with Seres.”

“These transactions will improve our financial flexibility, and the lease restructure marks progress in our goal to reduce our leased space to align with our focused corporate strategy,” said Marella Thorell, Chief Financial Officer of Seres. “We are pleased with these outcomes, which will provide near-term capital from the Nestlé agreement and significantly reduce our ongoing annual facility-related cash spending via the restructured lease. Importantly, while reducing fixed costs and preserving capital, we are maintaining the operational infrastructure needed to support our pipeline as we pursue additional sources of funding and strategic opportunities.”

As of March 31, 2026, Seres had $29.8 million in cash and cash equivalents. Based on the transactions described herein and current operating plans, Seres expects to fund operations well into the first quarter of 2027. This projection excludes proceeds from any potential future partnerships or other sources of capital.

Additional details regarding the Nestlé Health Science asset purchase agreement amendment and the lease amendment are included in the Company’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission today.

Amendment to Asset Purchase Agreement with Nestlé Health Science

Seres sold its interest in the VOWST business to Nestlé Health Science in 2024. Seres has entered into an amendment to the asset purchase agreement whereby Nestlé Health Science will pay Seres an aggregate of $25 million, in two installments of $12.5 million each on July 1, 2026, and October 1, 2026, to buy-out the potential future milestones due to Seres if and upon the achievement of certain VOWST net sales targets.

Lease Restructuring

Seres has amended its lease with its landlord for the Company’s facility at 101 CambridgePark Drive in Cambridge, Massachusetts, reducing its leased space, rental rate and facility operating expenses. Under the amended arrangement, Seres will lease the retained space for a 10-year term at market-adjusted annual rent and a lower percentage of shared operating expenses for the building as of May 1, 2026, in exchange for the landlord drawing the existing letter of credit, Seres payment of a termination fee and the establishment of a new letter of credit. The restructured lease is expected to materially reduce the Company’s ongoing annual facility-related costs and long-term obligations.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage biotechnology company developing novel live biotherapeutics, with a focus on inflammatory and immune diseases. The Company led the development and FDA approval of VOWST™, the first orally administered microbiome therapeutic, which was subsequently divested to Nestlé Health Science. SER-155, which has received Breakthrough Therapy and Fast Track designations, is being advanced for patients undergoing allogeneic hematopoietic stem cell transplant (allo-HSCT), and is Phase 2 ready, pending receipt of funding. An investigator-sponsored trial of SER-155 is ongoing in immune checkpoint inhibitor–related enterocolitis (irEC) to further evaluate the potential breadth of the Company’s live biotherapeutic platform. SER-603, in development for inflammatory bowel disease, is designed to modulate the gastrointestinal microbiome and support mucosal barrier integrity by targeting inflammatory bacteria and associated metabolites. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about: anticipated payments under the amendment to the asset purchase agreement with Nestlé Health Science; the expected effects and benefits of the restructured lease, including reduced ongoing annual facility-related cash costs and long-term lease obligations; the Company’s expected operating cash runway; the timing and results of clinical studies and data readouts, including the investigator-sponsored study of SER-155 in immune checkpoint inhibitor-related enterocolitis; the advancement of SER-155 and other pipeline programs; the Company’s ability to support its pipeline and to enter into partnerships or obtain other sources of capital; and the anticipated timing of any of the foregoing.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) our need for additional funding; (2) our ability to continue as a going concern; (3) we have incurred significant losses, are not currently profitable and may never become profitable; (4) our cost reduction actions may not achieve their intended benefits, including an extended cash runway; (5) our limited operating history; (6) we may not be able to realize the anticipated benefits of the VOWST sale, and may face new challenges as a smaller, less diversified company; (7) we have in the past and may in the future receive notice of the failure to satisfy a continued listing rule from The Nasdaq Stock Market LLC; (8) our novel approach to therapeutic intervention; (9) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (10) our ability to achieve market acceptance necessary for commercial success; (11) the competition we will face; (12) our ability to protect our intellectual property; (13) impact of our recent management transitions and appointments and our ability, to retain key personnel; and (14) disruptions at the FDA or other government agencies. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the Securities and Exchange Commission (SEC) on May 5, 2026, as well as our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor and Media Contact:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com